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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 6, 2002 relating to the financial statements of Crum & Forster Holding Inc. and subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Selected Financial Data" and "Summary Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
March 8, 2002